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                                                                    Exhibit 23.3




                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-56124 of Freemarkets, Inc. on Form S-4 of our report dated February 7, 2001, appearing in the joint proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Adexa Selected Historical Consolidated Financial Data" and "Experts" in such joint proxy statement/ prospectus.



/s/ Deloitte & Touche LLP

Los Angeles, California
May 4, 2001